Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iris Energy Limited
Sydney, NSW, Australia

We hereby consent to the inclusion in this Registration Statement of Iris Energy Limited on Form F-1 of our report dated September 13, 2022, with respect to the audits of the consolidated financial statements of Iris Energy Limited for the year ended June 30, 2022, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ArmaninoLLP
Dallas, Texas

September 23, 2022